UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant       ☒        Filed by a Party other than the Registrant        ☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE "FOR" THE KING STREET SUB-ADVISORY AGREEMENT

We feel your pain. We are fighting for you because we are shareholders, too.

XA INVESTMENTS LEADERSHIP[1]



John (Yogi) Spence
Co-CEO, XA Investments
Vice President, XFLT
117,238 XFLT shares
Continued to purchase shares as the price declined



Ted Brombach
Co-CEO, XA Investments
President, XFLT
108,971 XFLT shares
Continued to purchase shares as the price declined



Kimberly Flynn
President, XA Investments
Vice President, XFLT
9,341 XFLT shares
Continued to purchase shares as the price declined

Combined ownership: 235,550 XFLT shares (as of June 2, 2026, Record Date)

OCTAGON LEADERSHIP[1, 2]



Gretchen Lam
Chief Executive Officer
Former XFLT Lead Portfolio Manager
0 XFLT shares
No personal investment ever made in XFLT, despite serving as Lead Portfolio Manager of XFLT for ~4 years



Michael Nechamkin
Chief Investment Officer, Senior Portfolio Manager
0 XFLT shares
No personal investment in the Fund



Lauren Law
Senior Portfolio Manager
Current XFLT Lead Portfolio Manager
4,000 XFLT shares

Combined ownership: 4,000 XFLT shares (as of June 2, 2026, Record Date)

XAI leadership is directly aligned with shareholders. XAI's Co-CEOs and President personally own nearly **60x** more XFLT shares than anyone at Octagon. Our investment has suffered, just like yours, at the hands of Octagon.

Vote TODAY on the WHITE card "FOR" the King Street Sub-Advisory Agreement

Source: XA Investments LLC; Octagon Credit Investors
1. Share ownership aggregated from SEC filings as of June 2, 2026 (Record Date for shareholders entitled to vote at the XFLT special meeting of Shareholders).
2. Octagon Leadership as depicted in Octagon's XFLT Special Meeting of Shareholders Presentation dated July 10, 2026.